UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5– CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 2, 2013, the Board of Directors (the “Board”) of L-3 Communications Holdings, Inc. (the “Company”) approved amendments to, and restated, the Company’s Amended and Restated Bylaws (the “Bylaws”), which changes were effective immediately upon approval.

The principal changes to the Bylaws are summarized as follows: (i) Section 3.3 of the Bylaws was amended to permit the Company to hold annual meetings of stockholders via teleconference; and (ii) Section 7.1 of the Bylaws was amended to eliminate the supermajority voting requirement that the affirmative vote of two-thirds of the Board or two-thirds of the votes entitled to be cast by stockholders on the matter was required in order for directors or stockholders, respectively, to amend the following provisions in the Bylaws: (i) the quorum and adjournment provisions for board and stockholder meetings; (ii) the voting standard for stockholder meetings; (iii) board vacancies; (iv) the payment of dividends; (v) indemnification and insurance provisions for L-3’s directors and officers; (vi) amendments to the Company’s Bylaws; and (vii) the number and tenure of directors. As a result of the amendment to the Bylaws, the affirmative vote of a majority of the Board or a majority in voting power of the outstanding capital stock of the Company is required to adopt new Bylaws or to alter, amend, rescind or repeal in whole or in part, the Bylaws. The Board also made other non-material, technical and conforming amendments to the Bylaws.

The foregoing summary of the amendments is qualified in its entirety by reference to the Bylaws which have been redlined to show the changes made to the Company’s existing Bylaws and are attached hereto as Exhibit 3(ii).

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

3(ii)	Amended and Restated Bylaws of L-3 Communications Holdings, Inc., effective as of January 2, 2013 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President Assistant General Counsel and Assistant Secretary

Dated: January 3, 2013.

EXHIBIT INDEX

Exhibit Number	Description

3(ii)	Amended and Restated Bylaws of L-3 Communications Holdings, Inc., effective as of January 2, 2013 (filed herewith)